UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): 12/30/2005

STAR SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15234	52-1402131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 LIBERTY WAY

CHESTER, VIRGINIA 23836

(Address of principal executive offices, including zip code)

(804) 530-0535

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement

On December 30, 2005, Star Scientific, Inc. (the “Company”), entered into an Executive Employment Agreement with Jonnie R. Williams, the Company’s Chief Executive Officer, and entered into a Second Amended and Restated Employment Agreement with Paul L. Perito, the Company’s Chairman, President and Chief Operating Officer. The Second Amended and Restated Employment Agreement continues the terms of Mr. Perito’s current employment agreement for an additional one-year period through December 31, 2006. The Executive Employment Agreement with Mr. Williams provides for terms of employment comparable to terms in Mr. Perito’s employment agreement, consistent with Messrs. Williams and Perito having parallel compensation packages in prior years.

The Executive Employment Agreement with Mr. Williams and the Second Amended and Restated Employment Agreement with Mr. Perito are attached hereto as Exhibits 99.1 and 99.2 respectively, and are incorporated herein by reference.

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Item 9.01.    Financial Statements and Exhibits

(a)	Financial Statements.

None.

(b)	Pro Forma Financial Information

None.

(c)	Exhibits:

99.1	Executive Employment Agreement with Jonnie R. Williams

99.2	Second Amended and Restated Employment Agreement with Paul L. Perito

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.
Date: December 30, 2005	BY:	/s/ Paul L. Perito
Paul L. Perito Chairman of the Board, President and Chief Operating Officer

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